Exhibit 10.2

THIS LOAN AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS LOAN HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Cove Kaz Capital Group LLC

and

Skyline Builders Group Holding Ltd.

10% Convertible Loan Agreement

This Loan Agreement, by and between Cove Kaz Capital Group LLC, a Delaware limited liability company (the “Company”), and Skyline Builders Group Holding Ltd. (“SKBL or “Holder”), is dated April 22, 2026.

1. Loan. On the date hereof, SKBL shall provide a loan to the Company the sum of Twenty-Three Million One Hundred Thousand Dollars ($23,100,000) (the “Principal”), which shall be repaid to SKBL as provided herein, with simple interest accrued on the Principal at a rate equal to 10% per annum from the date of this Loan until the Principal and all interest accrued thereon is paid (or converted, as provided in Section 3 hereof), as more fully detailed below.

Definitions. The following definitions shall apply for all purposes of this Loan:

A. “Business Combination Agreement” means an agreement involving a business combination of the Company (or one of its affiliates) and Skyline Builders Group Holding Ltd (or one of its subsidiaries) (whether by merger, acquisition, scheme of arrangement or other method of combination).

B. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York or the State of Delaware are authorized or required by law to remain closed.

C. “Company” means the “Company” as defined above and includes any corporate or other entity which shall succeed to or assume the obligations of the Company under this Loan.

D. “Company Units” means Units (as defined in the limited liability company agreement of the Company).

E. “Conversion” means the conversion of this Loan into Conversion Equity.

F. “Conversion Price” means $5,000,000 per Company Unit; provided that, if a SKBL Trigger Event has occurred, “Conversion Price” will mean $10,000,000 per Company Unit.

G. “Conversion Equity” means the Company Units.

H. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration functions of or pertaining to government, any securities exchange and any self-regulatory organization.

I. “Holder” or “SKBL” means Skyline Builders Group Holding Ltd.

J. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

K. “Loan” means this Convertible Loan.

L. “Maturity Date” means (a) if the Company (or one of its affiliates) has not entered into a Business Combination Agreement on or prior to April 22, 2027, April 22, 2027 (b) if the Company (or one of its affiliates) has entered into a Business Combination Agreement on or prior to April 22, 2027, and the Business Combination Agreement is terminated in accordance with its terms, fifteen (15) Business Days following the termination of the Business Combination Agreement in accordance with its terms; and/or (c) if the Company (or one of its affiliates) has entered into a Business Combination Agreement on or prior to April 22, 2027 and the Closing (as defined in the Business Combination Agreement) occurs, the date that is 12 months following the Closing (or such other date as may be agreed by the parties hereto).

M. “Obligations” means and includes all loans, advances, debts, liabilities and obligations, howsoever arising, owed by any Loan Party to the Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Loan, including all interest, fees, charges, expenses (including, for the avoidance of doubt reasonable and documented attorneys’ fees and costs and reasonable and documented accountants’ fees and costs) and costs chargeable to and payable by any Loan Party hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

N. “SKBL BCA Non-Cause Termination” means (a) a termination of the Business Combination Agreement by SKBL other than (i) in compliance with the termination provisions of the Business Combination Agreement1 or (ii) as a result of SKBL’s failure to obtain the requisite shareholder approval for the transactions contemplated by the Business Combination Agreement or the board of directors failing to recommend that the SKBL shareholders approve such transactions (or changing its recommendation to do so); or (b) a valid termination of the Business Combination Agreement by the Company (or its applicable affiliate(s)) in accordance with its terms as a result of a breach by SKBL or one of its affiliates.

O. “SKBL Trigger Event” means the occurrence of any of the following events: (a) if no Business Combination Agreement has been entered into by the Company (or one of its affiliates) by the Maturity Date as a direct or indirect result of SKBL failing to use commercially reasonable efforts to either (i) enter into the Business Combination Agreement or (ii) agree to reasonable terms in the Business Combination Agreement; or (b) following the entry by the Company (or one of its Affiliates) into a Business Combination Agreement, either (i) SKBL fails to obtain the requisite shareholder approval for the transactions contemplated by the Business Combination Agreement or the board of directors of SKBL fails to recommend that the SKBL shareholders approve such transactions (or changes its recommendation to do so) or (ii) any condition to closing has failed as a direct or indirect result of SKBL failing to use its reasonable best efforts to satisfy such condition. The actual or alleged occurrence of an SKBL Trigger Event shall not adversely affect the Holder’s conversion rights or any other rights granted to the Holder under the terms of this Loan other than as set forth in the definition of Conversion Price.

2. Interest. Subject to the conversion of this Loan in accordance with Section 3, until all Obligations are paid in full in cash, the outstanding Principal of this Loan shall bear interest (the “Interest”) at the rate of ten percent (10%) per annum, to be accrued on any outstanding and non-converted Principal, computed on the basis of the actual number of days elapsed and a 365-day-per-year basis. All Interest amounts payable hereunder shall be paid in full in cash, or by conversion as permitted herein, on or before the Maturity Date.

3. Conversion.

A. Voluntary Conversion.

(i) On and after the Maturity Date, except in the event of an SKBL BCA Non-Cause Termination, the Holder may elect to cause the outstanding Principal and all accrued but unpaid Interest on this Loan (excluding any portion of the Principal or Interest identified by the Company to be repaid as set forth in a prepayment notice delivered by the Company to the Holder pursuant to Section 10 prior to such election) to convert into fully paid and non-assessable Conversion Equity at a price per share equal to the Conversion Price (as adjusted in accordance with this Loan).

1 Note to Loeb: Clause (ii) is covered by clause (i).

(ii) If this Loan is to be converted pursuant to Section 3.A(i), the Holder shall provide written notice to the Company requesting conversion and specifying a date for conversion (which date shall not be less than ten (10) Business Days after the Company’s receipt of such written notice), and the Company shall on or prior to the third (3rd) Business Day before the proposed conversion date provide written confirmation to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notices hereunder, of the conversion to be effected, specifying the principal amount of the Loan and accrued but unpaid Interest and the amount of Conversion Equity to be received upon conversion. For the avoidance of doubt, any conversion of this Loan shall be made in full and not in part. Notwithstanding anything in this Agreement to the contrary, the Company shall not effect any conversion of this Loan, and a Holder shall not have the right to convert any portion of this Loan unless and until all applicable regulatory approvals have been obtained.

(iii) Notwithstanding anything in this Agreement to the contrary, the Holder shall not have the right to convert any portion of this Loan unless and until all applicable regulatory approvals have been obtained, which the Company and the Holder agree to use commercially reasonable efforts to obtain.

(iv) The Company shall have no right to force or otherwise cause a conversion of all or any portion of this Loan under any circumstances, it being agreed that only the Holder may convert this Loan as provided herein.

4. Issuance of Conversion Equity. As soon as practicable after conversion of this Loan, the Company shall issue and deliver to the Holder confirmation of the Conversion Equity that have been issued to the Holder upon conversion of this Loan. No fractional Conversion Equity will be issued upon conversion of this Loan. If upon any conversion of this Loan a fractional share of the Company’s capital stock would otherwise result, then in lieu of such fraction, the Company will pay the cash value of that fractional share calculated on the basis of the applicable Conversion Price.

5. Adjustments to Conversion Equity. If, at any time while this Loan is outstanding, the Company effects a Fundamental Transaction, then, upon any subsequent conversion of this Loan, the Holder shall have the right to receive, in lieu of the Conversion Equity, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had, immediately prior to such Fundamental Transaction, converted this Loan into Conversion Equity (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) Company Unit in such Fundamental Transaction, and the Company and the Holder shall, by mutual agreement, apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. For purposes of this Loan, “Fundamental Transaction” means (a) the Company effects any merger, consolidation, scheme of arrangement or similar transaction of the Company with or into another Person, (b) the Company effects a conversion from a limited liability company agreement to a corporation or (c) the Company effects any reclassification of Common Stock or any compulsory share exchange pursuant to which the Company Units are effectively converted into or exchanged for other securities, cash or property.

6. Reservation of Conversion Equity. If at any time the Conversion Equity or other securities issuable upon conversion of this Loan shall not be sufficient to effect the conversion of this Loan, the Company will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued membership interests stock or other securities issuable upon conversion of this Loan as shall be sufficient for such purpose.

7. No Rights or Liabilities as Equity Holder. This Loan does not by itself entitle the Holder to any voting rights or other rights as an equity holder of the Company. In the absence of conversion of this Loan, no provisions of this Loan, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be an equity holder of the Company for any purpose.

8. Default.

A. Event of Default. The Company shall be deemed in default hereunder upon the occurrence of any of the following (each an “Event of Default”): (i) the failure of the Company to pay, when due, all or any part of any principal payment required to be made hereunder or all or any part of any interest required to be made hereunder; (ii) a breach by the Company of any other material term or provision of this Loan that remains uncured 10 business days after the Company becomes aware of such breach; or (iii) the Company shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee or other similar official shall be appointed for the Company or for any substantial part of the Company’s property, or the winding up or liquidation of the Company’s affairs shall have been ordered, or the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence and not be dismissed within 60 days, or the Company shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official for the Company or for any substantial part of the Company’s property, or make any general assignment for the benefit of creditors, (a “Bankruptcy Event of Default”), or (iv) the Merger Agreement shall have been terminated or of no further force and effect without the Holder acquiring all shares of the Company.

B. Consequences of Default. Upon the occurrence and continuance of an Event of Default, the Holder, may declare all or any portion of the outstanding principal amount hereof (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof, Upon the occurrence of a Bankruptcy Event of Default the Obligations shall become immediately due and payable. Holder’s rights and remedies under this Loan shall be cumulative and nonexclusive of any other rights and remedies that Holder may have at law or in equity.

9. No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Loan, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Loan against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and non-assessable Conversion Equity upon the conversion of this Loan.

10. Prepayment. The Company may at any time on at least five (5) days’ prior written notice to Holder voluntarily prepay all or a portion of the Loan, including Principal and Interest, but without any premium.

11. Notice of Certain Events. The Company shall give written notice (with a description in reasonable detail) to the Holder within five days of the occurrence of any Event of Default.

12. Waivers. The Company and all endorsers of this Loan hereby waive notice, presentment, protest and notice of dishonor.

13. Attorneys’ Fees. In the event any party is required to engage the services of any attorney for the purpose of enforcing this Loan, or any provision thereof, the substantially prevailing party shall be entitled to recover its reasonable and documented expenses and costs in enforcing this Loan, including attorney’s fees.

14. Transfer. Neither this Loan, nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which shall not be unreasonably withheld. The rights and obligations of the Company and the Holder under this Loan shall be binding upon and benefit their respective permitted succors, assigns, heirs, administrators and transferees.

15. Governing Law. This Loan shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Loan shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LOAN OR ANY TRANSACTION CONTEMPLATED HEREBY.

16. Headings. The headings and captions used in this Loan are used for convenience only and are not to be considered in construing or interpreting this Loan. All references in this Loan to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

17. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, emailed, mailed or delivered to each party hereto as follows: (i) if to the Holder, at the Holder’s address, email address or facsimile number set forth below, or at such other address, email address or facsimile number as the Holder shall have furnished to the Company in writing, or (ii) if to the Company, at the Company’s address, email address or facsimile number set forth on the signature page to the Agreement, or at such other address, email address or facsimile number as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earliest of (1) when received, (2) when delivered personally, (3) one (1) Business Day after being delivered by facsimile or email (with receipt of appropriate confirmation), (4) one (1) Business Day after being deposited with an overnight courier service of recognized standing, or (5) three (3) days after being deposited in the U.S. mail, first class with postage prepaid.

18. Amendments and Waivers. Any term of this Loan may be amended, and the observance of any term of this Loan may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

19. Severability. If one or more provisions of this Loan are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Loan and the balance of the Loan shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

20. Fees and Expenses. Holder shall bear its own fees and expenses incurred in the transactions contemplated by this Loan, except as may be provided in the Business Combination Agreement.

21. Counterparts. This Loan may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Any signature to this Loan may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method.

22. Successors and Assigns. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and Holder under this Loan shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

23. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

24. Cancellation. After all Principal and other amounts at any time owed on this Loan have been paid in full, this Loan shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25. Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day without any additional accrual of Interest.

26. Lost or Mutilated Loan. If this Loan shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Loan, or in lieu of or in substitution for a lost, stolen or destroyed Loan, a new Loan for the principal amount of this Loan so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Loan, and of the ownership hereof, reasonably satisfactory to the Company.

27. Holder Acknowledgements. By purchasing and holding this Loan, the Holder is deemed to acknowledge, represent and agree that:

A. this Loan and the Conversion Equity issuable upon conversion of this Loan have not been and will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction of the United States, that any issuance and sale of this Loan and the Conversion Equity issuable upon conversion of this Loan to it is being made in reliance on an exemption from, or is a transaction not subject to, the registration requirements of the Securities Act in a transaction not involving any public offering in the United States and that this Loan and the Conversion Equity issuable upon conversion of this Loan may not be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of registration under the Securities Act, unless such transaction is exempt from, or not subject to, the registration requirements of the Securities Act;

B. it shall not take any action that would constitute or permit a public offering of this Loan or the Conversion Equity issuable upon conversion of this Loan, or possession or distribution of any material relating to this Loan or the Conversion Equity issuable upon conversion of this Loan, in any jurisdiction where action for that purpose is required, or do anything that would require the Company or any placement agent thereof to take any such action, with respect to the issuance and sale of this Loan or the Conversion Equity issuable upon conversion of this Loan;

C. it, and each account for which it is acting (if any), is acquiring this Loan or the Conversion Equity issuable upon conversion of this Loan for its own account, or for one or more accounts (and as to each of which it has authority to acquire this Loan or the Conversion Equity issuable upon conversion of this Loan and exercise sole investment discretion), for investment purposes, and not with a view to, or for resale in connection with, the distribution thereof, directly or indirectly, in whole or in part, in the United States in violation of the Securities Act, and neither it nor any account for which it is acting (if any) were formed for the specific purpose of acquiring this Loan or the Conversion Equity issuable upon conversion of this Loan; and

D. it is responsible for conducting its own due diligence in connection with this Loan or the Conversion Equity issuable upon conversion of this Loan, has had the reasonable opportunity to ask any queries regarding the purchase of this Loan or the Conversion Equity issuable upon conversion of this Loan, the Company and its business and the terms of this Loan or the Conversion Equity issuable upon conversion of this Loan, and has had access to such information and materials concerning the Company and this Loan or the Conversion Equity issuable upon conversion of this Loan as it has deemed necessary and relevant to conduct its own due diligence and make an informed investment decision on its behalf and on behalf of each account for which it is acting (if any).

28. Company Representations and Warranties. The Company warrants and represents to the Holder as follows:

A. The Company is duly organized, validly existing and in good standing under the laws of its state of formation.

B. The Company has all requisite power and authority to execute and deliver this Loan. The execution and delivery by the Company of this Loan and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. No other proceedings on the part of the Company are necessary to authorize this Loan or to consummate the transactions contemplated by this Agreement. This Loan has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Holder, this Loan constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

C. By resolutions duly adopted (and not thereafter modified or rescinded), the Company has approved the execution, delivery and performance by the Company of this Loan and the consummation of the transactions contemplated hereby, on the terms and subject to the conditions set forth herein

D. No governmental or other third party consent is required for the Company to execute and deliver this Loan; and no provision of any law or legal order binding upon or applicable to the Company will conflict with, prohibit or in any way prevent the execution or delivery of this Agreement.

29. Certain Tax Matters. The Holder will deliver to the Company a duly executed IRS Form W-8BEN-E within three (3) Business Days from the date hereof. The parties hereto intend that, for U.S. federal (and applicable state and local) income tax purposes, this Loan shall be treated by the Company and the Holder as debt, and the Company and the Holder shall, and shall cause any of their respective agents or affiliates to, report consistently with, and take no positions or actions inconsistent with, the intended tax treatment set forth in this sentence. All payments to be made by the Company to the Holder hereunder shall be made free from and clear of any tax, levy, duty, charge, fee, deduction or withholding of any nature at any time imposed, except as otherwise required by law. If a deduction or withholding is required by law to be made by the Company in respect of any payment due from the Company hereunder, the Company shall be entitled to make the required deduction or withholding (without any gross-up or indemnity to the Holder) and shall remit the relevant amounts to the appropriate governmental authority; provided that the Company shall (i) promptly (and in any event at least three (3) Business Days prior to the date on which such deduction or withholding is made) notify the Holder of such requirement, (ii) pay to the relevant governmental authorities when due the amount deducted or withheld; and (iii) promptly (and in any event within three (3) Business Days after remitting such amounts) deliver to the Holder an official receipt (or a certified copy thereof) or other documentation reasonably satisfactory to the Holder evidencing payment of such amounts to the applicable governmental authority.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Loan to be signed in its name by its duly authorized officer.

Cove Kaz Capital Group

By:
Name:
Title:

[Signature Page to Convertible Loan]

Skyline Builders Group Holding Ltd.

By:
Name:
Title:

[Signature Page to Convertible Loan]